UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2009

COWEN GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52048	84-1702964
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1221 Avenue of the Americas New York, New York		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (646) 562-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 3, 2009, Cowen Group, Inc., a Delaware corporation (the “Company”), LexingtonPark Parent Corp., a Delaware corporation (“New Parent”), Lexington Merger Corp., a Delaware corporation and direct wholly owned subsidiary of New Parent (“Merger Sub”), Park Exchange LLC, a Delaware limited liability company and direct wholly owned subsidiary of New Parent (“Exchange Sub”), and Ramius LLC, a Delaware limited liability company (“Ramius”); entered into a Transaction Agreement and Agreement and Plan of Merger (the “Transaction Agreement”).

Pursuant to, and subject to the terms and conditions of the Transaction Agreement, (i) the Company and Ramius have jointly formed and own New Parent, which will become the parent of both the Company and Exchange Sub; (ii) Merger Sub will merge with and into the Company (the “Merger”), with the Company being the surviving corporation of the Merger and a direct wholly-owned subsidiary of New Parent; and (iii) Exchange Sub will acquire substantially all of the assets and assume substantially all of the liabilities of Ramius (the “Asset Exchange,” and together with the Merger, the “Transactions”) and will remain a wholly-owned subsidiary of New Parent. At the consummation of the Transactions (the “Effective Time”), New Parent will change its name to Cowen Group, Inc.

Upon completion of the Transactions, Ramius will receive total consideration of 37,536,826 shares of Class A Common Stock, $0.01 par value per share, of New Parent (the “Class A Common Stock”) in connection with the Asset Exchange. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one fully paid and nonassessable share of Class A Common Stock.  In connection with the Transactions, New Parent will purchase from an affiliate of a third party investor of Ramius the fifty percent interests in the Ramius Fund of Funds business not currently owned by Ramius, and New Parent will deliver to the affiliate of the third party investor 2,713,882 shares of Class A Common Stock in connection therewith.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file relevant materials with the SEC, including a registration statement on Form S-4 that will include a proxy statement of the Company that also constitutes a prospectus of the Company.  The Company will mail the final proxy statement/prospectus to its stockholders.  Investors and security holders are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC or incorporated by reference therein, as well as any amendments or supplements to those documents, because they will contain important information about the Company and the proposed transactions.

Investors and security holders may obtain these documents (and any other documents filed by the Company with the SEC) free of charge at the SEC’s website at www.sec.gov.  In addition, the documents filed with the SEC by the Company may be obtained free of charge by directing such request to:  Investor Relations, 1221 Avenue of the Americas, New York, NY 10020 or from the Company’s Investor Relations page on its corporate website at www.cowen.com.

Participants in the Solicitation

The directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies in favor of the proposed transactions from the stockholders of the Company.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with the proposed transactions will be set forth in the proxy statement/prospectus when it is filed with the SEC.  Information about the executive officers and directors of the Company is set forth in the proxy statement for the Company’s 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2008 and the Company’s Amendment No. 1 to its Annual Report on Form 10-K/A filed on April 28, 2009.

Item 9.01.  Exhibits.

(d)	Exhibits

99.1	Press Release dated June 4, 2009

99.2	Investor Presentation dated June 4, 2009

99.3	Transcript of June 4, 2009 Investor Call

99.4	Email Communication from David M. Malcolm to Employees dated June 4, 2009

99.5	Form of Letter to be sent to Sales and Trading Clients

99.6	Form of Letter to be sent to Investment Banking Clients

99.7	Form of Letter to be sent to Research Clients

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN GROUP, INC.

Date: June 4, 2009	By:	/s/ Christopher A. White
Name: Christopher A. White Title: Vice President